Exhibit 10.1

FROM OF MAKE GOOD SECURITIES ESCROW SUPPLEMENT AGREEMENT

THIS MAKE GOOD SECURITIES ESCROW SUPPLEMENT AGREEMENT (the “Make Good Supplement Agreement”), dated as of  June 30, 2011, is entered into by and among Orient Paper, Inc., a Nevada corporation (the “Company”), the investors listed on the Schedule of Buyers in the Securities Purchase Agreement dated October 7, 2009 (the “Buyers”), Zhenyong Liu (the “Principal Shareholder”) and Sichenzia Ross Friedman Ference LLP with an address at 61 Broadway, 32nd Floor, New York, NY 10006 (the “Escrow Agent”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Buyers purchased from the Company an aggregate of 2,083,333 reverse-split adjusted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a total aggregate purchase price of approximately $5,000,000 in a private placement financing transaction (the “Financing Transaction”) pursuant to a Securities Purchase Agreement dated October 7, 2009 (the “Closing Date”) by and among the Company and the Buyers (the “Securities Purchase Agreement”);

WHEREAS, as an inducement to the Buyers to enter into the Securities Purchase Agreement, the Principal Shareholder had agreed to place the Escrow Shares (as defined in the Make Good Agreement) into escrow for the benefit of the Buyers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ended December 31, 2009 (“2009”) and December 31, 2010 (“2010”):

(a)           In 2009, Net Income, as defined in accordance with United States generally accepted accounting principles (“US GAAP”) and reported by the Company in its audited financial statements for 2009 (the “2009 financial statements”) equals or exceeds $10,000,000 (the “2009 Performance Threshold”);

(b)           In 2010, Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2010 (the “2010 financial statements”) exceeds $18,000,000 (the “2010 Performance Threshold”); and

WHEREAS, the Company, the Buyers and the Principal Shareholder had requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in the Make Good Securities Escrow Agreement dated October 7, 2009 (the “Make Good Agreement”) and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of that agreement.

WHEREAS, the Company had missed its 2010 Performance Threshold and after consultation with the Buyers, the Principal Shareholder and the Buyers have agreed that the former shall deliver or cause to be delivered to the Buyers 51,011 Escrow Shares as full and final settlement and restitution to the Buyers for failing to meet the 2010 Performance Threshold on the terms and conditions hereinafter appearing.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the parties as follows:

1.
The Principal Shareholder agrees to and shall forthwith deliver or cause to be delivered 51,011 Escrow Shares (the “Settlement Shares”) to the Buyers in full and final settlement and restitution to the Buyers for failing to meet its 2010 Performance Threshold.  In particular, the Principal Shareholder shall cause the Company to deliver to Escrow Agent detailed written instructions, substantially in the form attached hereto and marked “Annex A” on the delivery of the Settlement Shares to each Buyer and undertakes to take all actions necessary to effectuate the said transfer of Escrow Shares to each Buyer.

2.
Upon receipt of the Settlement Shares, each of the Buyers fully releases and discharges Principal Shareholder and the Company (the “Releasees”), the Releasees’ heirs, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, control persons, current and former registered representatives, past and present employees, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Releasees, that Buyers or their heirs, executors, administrators, successors and assigns ever had, now has or hereafter can, shall or may, have for, upon, or by reason of or in relation to the 2010 Performance Threshold, whether or not known or unknown, from the beginning of the world to the day of the date of this Make Good Supplement Agreement.

3.
Buyers warrant and represent that no other person or entity has any interest in the matters released herein, and that they have not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

4.	Each party shall be responsible for their own attorneys’ fees and costs.

5.
All parties acknowledge and represent that: (a) they have read this Make Good Supplement Agreement; (b) they clearly understand the Make Good Supplement Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Make Good Supplement Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Make Good Supplement Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

6.
This Make Good Supplement Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Make Good Supplement Agreement and acknowledges and warrants that it is not executing this Make Good Supplement Agreement in reliance on any promise, representation or warranty not contained herein.

7.
This Make Good Supplement Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Make Good Supplement Agreement and signed by each of the parties hereto.

8.
Should any provision of this Make Good Supplement Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

9.
The parties hereto expressly agree that this Make Good Supplement Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Make Good Supplement Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

IN WITNESS WHEREOF, the parties have duly executed this Make Good Supplement Agreement as of the date first indicated above.

ORIENT PAPER, INC.

By: ______________________________
Name: Zhenyong Liu
Title: Chief Executive Officer

ESCROW AGENT:

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By: ______________________________
Name: Gregory Sichenzia
Title: Partner

PRINCIPAL SHAREHOLDER:

By: ______________________________
Name: Zhenyong Liu
Title:

BUYER:

Name of Buyer

By: ______________________________
Name:
Title:

ANNEX A

Orient Paper, Inc.
NansanGongli, Nanhuan Rd, Xushui County
Baoding City, Hebei Province
The People’s Republic of China 072550

Date:

To:	Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006

Attention: Mr. Benjamin Tan, Esq.

Re: Make Good Securities Escrow Agreement dated as of October 7, 2009, entered into by and among Orient Paper, Inc., the investors listed on the Schedule of Buyers in the Securities Purchase Agreement dated October 7, 2009, Zhenyong Liu and Sichenzia Ross Friedman Ference LLP (the “Agreement”).

Dear Sir:

Pursuant to the Agreement, you are hereby instructed, authorized and directed, as Escrow Agent for the Escrow Shares to instruct JPMorgan Chase Bank, N.A. as custodian for the Escrow Shares, to transfer or cause the transfer of the number of Escrow Shares to the names of the Buyers, in the denominations and to the addresses as set for in Schedule I attached hereto.

Thank you for your assistance with this matter.

Very truly yours

By: _________________________ Name: Zhenyong Liu Title: Chief Executive Officer

Schedule I

Name	Address	# of Escrow Shares	Social Security # / I.R.S. #